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                                                                    Exhibit 5.2


                                                              December 27, 2004



Crompton Corporation
199 Benson Road
Middlebury, Connectcut 06749

         Re: Crompton Corporation and the Subsidiary Guarantors listed on Schedules I and II hereto
                Registration Statement on Form S-4
                ------------------------------------------------------------

Ladies and Gentlemen:

         I am the Senior Vice President and General Counsel for Crompton Corporation, a Delaware corporation (the "Company"), and in such capacity have acted as counsel to the Company and each of the Subsidiary Guarantors (as defined below) in connection with the public offering of $375,000,000 aggregate principal amount of the Company's 9 7/8% Senior Notes due 2012 (the "9 7/8% Senior Exchange Notes") and $225,000,000 aggregate principal amount of the Company's Senior Floating Rate Notes due 2010 (the "Senior Floating Rate Exchange Notes" and, together with the 9 7/8% Senior Exchange Notes, the "Exchange Notes") and the related guarantees of the Exchange Notes by the Subsidiary Guarantors (the "Subsidiary Guarantees").

         The 9 7/8% Senior Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued and outstanding 9 7/8% Senior Notes due 2012 (the "Original 9 7/8% Senior Notes") together with related guarantees thereof by the Subsidiary Guarantors under the Indenture, dated as of August 16, 2004, by and among the Company, the Subsidiary Guarantors, Wells Fargo Bank, National Association, as trustee (the "Trustee") and Deutsche Bank Trust Company Americas, as Note Custodian, Paying Agent, Registrar and Calculation Agent ("DBTCA"), relating to the Original 9 7/8% Senior Notes (the "9 7/8% Senior Notes Indenture"), as contemplated by the Registration Rights Agreement, dated as of August 16, 2004 (the "Registration Rights Agreement"), by and among the Company, the Subsidiary Guarantors, and Deutsche Bank Securities Inc., Bank Of America Securities LLC, Citigroup Global Markets Inc., and Credit Suisse First Boston LLC, as Initial Purchasers. The Senior Floating Rate Exchange Notes are to be issued pursuant to the Exchange Offer in exchange for a like principal amount of the issued and outstanding Senior Floating Rate Notes due 2010 of the Company (the "Original Senior Floating Rate Notes" and, together with the Original 9 7/8% Senior Notes, the "Original Notes") together with related guarantees thereof by the Subsidiary Guarantors under the Indenture, dated as of August 16, 2004, by and among the Company, the Subsidiary Guarantors, the Trustee and DBTCA, relating to the Original Senior Floating Rate Notes (the "Senior Floating Rate Note Indenture" and, together with the 9 7/8% Senior Notes Indenture, the "Indentures"), as contemplated by the Registration Rights Agreement. The Indentures provide for the Subsidiary Guarantees by certain subsidiaries of the Company incorporated or formed pursuant to the laws of the State of Delaware, and listed on Schedule I hereto (the "Delaware Guarantors"), and by certain subsidiaries of the Company listed on Schedule II hereto (the "Non-Delaware Guarantors" and, together with the Delaware Guarantors, the "Subsidiary Guarantors") to the extent set forth in the Indentures.


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Crompton Corporation
December 27, 2004
Page 2


         This opinion is being delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In connection with this opinion, I, or persons under my supervision, have examined originals or copies, certified or otherwise identified to my satisfaction, of:

         (i) the Registration Statement on Form S-4 with respect to the Exchange Notes and the Subsidiary Guarantees, filed with the Securities and Exchange Commission (the "Commission") on October 8, 2004 under the Act, Amendment No. 1 thereto filed on December 3, 2004, and Amendment No. 2 thereto to be filed on the date hereof (as so amended, the "Registration Statement");

         (ii)  an executed copy of the Registration Rights Agreement;

         (iii) an executed copy of each of the Indentures;

         (iv) (a) the Certificate of Incorporation, Articles of Incorporation, or Articles of Organization as applicable, and (b) the By-laws or Operating Agreement as applicable of each of the Non-Delaware Guarantors;

         (v) certain resolutions adopted by the Boards of Directors or Managers, as applicable, of each of the Non-Delaware Guarantors relating to the Exchange Offer, the Indentures, and the Subsidiary Guarantees and related matters, as certified by the Secretary or Assistant Secretary, as applicable of each the Non-Delaware Guarantors;


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Crompton Corporation
December 27, 2004
Page 3

         (vi) the Forms T-1 of the Trustee filed as an exhibit to the Registration Statement with respect to each of the Indentures;

         (vii) the forms of the Exchange Notes; and

         (viii) the forms of the Subsidiary Guarantees.

         I, or persons under my supervision, have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and the Non-Delaware Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, the Non-Delaware Guarantors and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Company and the Subsidiary Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents, and except as to the Subsidiary Guarantors with respect to the Subsidiary Guarantees, the validity and binding effect on such parties. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company, the Non-Delaware Guarantors and others.

         My opinion set forth herein is limited to those laws of the State of Connecticut, the State of Georgia, the State of Louisiana, the State of Minnesota, the State of New Jersey, the State of New York, and the Commonwealth of Pennsylvania, that, in my experience, are normally applicable to transactions of the type contemplated by the Exchange Offer and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). I do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined on law on the opinion herein stated. The opinion expressed herein is based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.


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Crompton Corporation
December 27, 2004
Page 4

         Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that when the Exchange Notes and the Subsidiary Guarantees (in the forms I have examined) have been duly executed and authenticated in accordance with the terms of the Indentures and have been delivered upon consummation of the Exchange Offer against receipt of Original Notes and the related guarantees surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Subsidiary Guarantees will constitute valid and binding obligations of each of the Non-Delaware Guarantors, enforceable against each of the Non-Delaware Guarantors in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to me under the caption "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                            Very truly yours,


                              /s/ Lynn A. Schefsky
                                  --------------------------------------------
                                  Lynn A. Schefsky
                                  Senior Vice President and General Counsel
                                  Crompton Corporation



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                                   SCHEDULE I
                         DELAWARE SUBSIDIARY GUARANTORS

Crompton Colors Incorporated
Crompton Europe Financial Services Company
Crompton Holding Corporation
Crompton Sales Company, Inc.
Davis-Standard Corporation
Uniroyal Chemical Company Limited (Delaware)
Uniroyal Chemical Company, Inc.
Uniroyal Chemical Export Limited
Uniroyal Chemical Leasing Company, Inc.






                                      SI-1

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                                   SCHEDULE II
                                  NON-DELAWARE
                              SUBSIDIARY GUARANTORS

CNK Chemical Realty Corporation
Crompton Monochem, Inc.
GT Seed Treatment Inc.
Kem Manufacturing Corporation
Monochem, Inc.
Naugatuck Treatment Company
Uniroyal Chemical Company Inc.
Weber City Road LLC